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                                                                EXHIBIT 23(j)(l)


                  [Sutherland Asbill & Brennan LLP Letterhead]


                                 April 26, 2002



Board of Trustees
Market Street Fund
300 Continental Drive
Newark, DE 19713

         RE:      MARKET STREET FUND

Trustees:

         We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 31 to the Form N-1A for Market Street Fund (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Sincerely,

                                       SUTHERLAND ASBILL & BRENNAN LLP



                                       By: /s/ David S. Goldstein
                                           -------------------------
                                               David S. Goldstein